Exhibit 99.1

Lime Energy Co. Files

2012 Annual Report on Form 10-K and

Quarterly Report on Form 10-Q for the

Period Ended September 30, 2012

HUNTERSVILLE, NC, July 31, 2013 - Lime Energy Co. (NASDAQ: LIME) today will file its Annual Report on Form 10-K for the year ended December 31, 2012 (the “10-K”), and its Quarterly Report on Form 10-Q (the “10-Q”) for the period ended September 30, 2012.  The 10-K includes audited financial statements for the year ended December 31, 2012 and restated audited financial statements for the year ended December 31, 2011, as well as restated audited financial results for the years ended December 31, 2008, 2009 and 2010.  The 10-Q includes unaudited financial statements for the three-month periods ended March 31, 2011 (restated) and 2012 (restated), the six-month period ended June 30, 2011 (restated), and 2012, and the nine-month period ended September 30, 2011 (restated), and 2012.

The restatement resulted in the reversal of approximately $14.2 million of revenue that was not supported by valid contracts.  We also found approximately $17.4 million of cumulative revenue through March 31, 2012, that had been recognized earlier than appropriate.  All but approximately $500 thousand of the revenue recognized early was adjusted and properly recognized by the end of 2012.

“Today Lime Energy took an important first step in becoming current with its financial reporting and we look forward to completing our other required filings,” said Lime’s President and Chief Executive Officer John O’Rourke.

Restatement Process Overview

Lime’s restatement process with respect to the 10-K and 10-Q included the following events and actions:

•                  On July 13, 2012, Jeffrey Mistarz, Lime’s Chief Financial Officer, concluded that that there was preliminary evidence suggesting that there had been misreporting of revenue from the Company’s utilities division and he and Mr. O’Rourke informed the chairman of the Audit Committee and the Company’s outside securities counsel regarding the findings.

•                  On July 14, 2012, Messrs. O’Rourke and Mistarz informed the Company’s directors of the preliminary results of the internal review.

•                  A meeting of the Audit Committee was held on Sunday, July 15, 2012.  At that meeting, the Audit Committee determined that the Company’s consolidated financial statements on Form 10-K for the periods ended December 31, 2010, and December 31, 2011, and quarterly report on Form 10-Q for the period ended March 31, 2012, could no longer be relied upon.

•                  On July 16, 2012, attorneys from the Company’s outside law firm began interviewing employees of the utilities division.

•                  The Company issued a Form 8-K before the market opened on July 17, 2012, stating the determination of the Audit Committee regarding the 2010 through 2012 quarterly and annual financial statements.

•                  On July 22, 2012, the Audit Committee met and established a subcommittee to conduct an independent investigation of the misreporting of revenue.  The subcommittee retained its own independent counsel and forensic accountants.

•                  Mr. Mistarz, internal staff and the forensic accountants reviewed over 11,000 projects and 36,000 transactions.

•                  The review led to the discovery of misreporting of revenues from the public sector division, including evidence suggesting that there had been misreporting of revenues in the years ended December 31, 2008 and 2009.  On December 21, 2012, the Audit Committee determined that the Company’s financial statements for those years could no longer be relied on.

•                  On December 28, 2012, the Company issued a Form 8-K stating the determination of the Audit Committee regarding the 2008 and 2009 financial statements.

•                  Lime terminated employees identified as having been involved in the misreporting of revenue.

•                  The independent investigation also concluded that Lime had deficiencies in its internal control over financial accounting.  Consequently, Lime has revised its previous evaluation of the effectiveness of its disclosure controls and procedures as of December 31, 2008, 2009, 2010, 2011 and as of March 31 2012 and concluded that its disclosure controls and procedures were ineffective as of those dates because of material weaknesses in Lime’s internal control over financial reporting. In addition, Lime has concluded that its disclosure controls and procedures were ineffective as of June 30, September 30 and December 31, 2012 because of material weaknesses in Lime’s internal control over financial reporting.

Outcome of Restatement Process

Following the restatement process Lime has completed the following actions:

•                  Instituted a remediation plan for its internal control over financial reporting

•                  Discontinued certain operations with lower margin and/or growth outlook

•                  Focused the business on our core competency of delivering energy efficiency cost-effectively and at scale across utility service territories

•                  Significantly reduced headcount and related SG&A expenditures to position Lime for enhanced margins

•                  Begun an extensive business improvement process focused on financial, operational and day-to-day business performance visibility

•                  Instituted an extensive employee training and feedback process to drive employee satisfaction and efficiency

•                  Met with our entire supply chain partner network to ensure the consistent delivery of our services.

“Our employees are still with us and striving collectively to push the company forward, our major suppliers have stuck with us throughout the entire restatement process, and our clients continue to work with us and in some cases expand their existing engagements,” stated Mr. O’Rourke.  “We had eight utility program clients coming into the process; we now have nine.  This speaks volumes to the strength of the business solution we provide and the continuing confidence all of our stakeholders have in the future of the business.”

Business Outlook

Lime is focused primarily on designing and implementing energy efficiency programs that enable our utility clients to reach their underserved markets and achieve their energy reduction goals.  To date, Lime has nine utility contracts and our clients include two of the five largest investor-owned utilities in the country.  We focus on deploying direct install energy efficiency solutions for small and mid-size commercial and industrial business programs that improve energy efficiency, reduce energy-related expenditures, and lessen the impact of energy use on the environment.  Our small business direct install (SBDI) programs provide a cost-effective avenue for our utility clients to offer products and services to a hard-to-reach customer base, while satisfying aggressive state-mandated energy reduction goals. Our direct install model is a turnkey solution under which we contract with our utility clients to design and market their small and mid-size energy efficiency programs within a defined territory, perform the technical audits, sell the solution to the end-use customer and oversee the implementation of the energy efficiency measures.

Lime competes in the current $6.9 billion rate-payer funded energy efficiency market, which is comprised of programs promoting energy efficiency, load management/demand response and evaluation, measurement, and verification.  This market is forecasted to grow to between $9.5 and $14.3 billion by 2025.  Our research into this segment indicates that current spending on direct install programs for small to mid-sized commercial customers is approximately 5% of all U.S. energy efficiency programs.  Given the increasing emphasis on targeting these customers for energy efficiency resource acquisition and the associated benefits of customer engagement for our utility clients, we believe that this market could grow to 10% of all customer funded spending by 2020.

Our momentum in this market is evidenced by the following metrics:

•                  At the beginning of 2012, we managed 5 utility programs.  Today we manage 9 programs.

•                  In 2012 we completed energy efficiency projects for 4,312 utility small and medium-sized customers.  Year-to-date in 2013 we have completed 3,059 such projects. It is important to note that there is not a direct correlation between the number of customer deployments and revenue.

As utilities look to utilize the direct install delivery model for other customer segments, and Lime continues to add services to our utility offerings, we believe that we will increase our market opportunity across the customer-funded energy efficiency market.

We plan to achieve this growth in both market and market share by:

•                  Developing and deploying direct install programs in states that are driving energy efficiency programs and regulations

•                  Expanding existing programs into new territories with affiliates of existing utility clients

•                  Expanding product and service sets within existing programs and new program opportunities

Discontinued Operations

On February 28, 2013, we sold all of the public sector business, except for the FRR contract with the Army Corps of Engineers and our regional HVAC service business located in Bethlehem, Pennsylvania.  The portion of the business that was sold is commonly referred to as the ESCO business because it is the portion whose primary customers were the large energy service companies.  This business represented about half of our 2012 revenue.  Compared to the utility business that we have retained, the ESCO business was growing at a slower rate, was less profitable and required higher levels of working capital.

The ESCO business has been reported as discontinued operations in the accompanying financial statements.

We have also included our Asset Development group in discontinued operations.  Lime Energy Asset Development LLC (“LEAD”) was established in 2010 to develop, construct and operate renewable and alternative energy projects.  This group was focused on leveraging the existing engineering and construction expertise contained in our public sector business to secure design-build contracts for projects ranging in size from $1 million to $20 million.  While LEAD found many opportunities to develop projects of the type it was targeting, it was unable to find a source of capital to finance the projects.  After having completed an extensive search for a source of capital, and given the decision to sell the public sector business, we decided to shut down the Asset Development business in the fourth quarter of 2012.  Lime still owns, operates and maintains a 2.8 MW landfill gas-to-energy project in Punta Gorda, Florida, that was developed by LEAD.

A summary of the consolidated results of operation for the twelve months ended December 31, 2012 and 2011 (restated) is as follows:

	Twelve Months Ended
	December 31
		2011	Change		% of Revenue
	2012	(Restated)	$	%	2012	2011

Revenue	$43,412	$41,928	$1,484	3.5%	100.0%	100.0%
Cost of sales	35,516	35,221	295	0.8%	81.8%	84.0%
Gross profit	7,896	6,707	1,189	17.7%	18.2%	16.0%

Selling, general and administrative	24,257	14,607	9,650	66.1%	55.9%	34.8%
Amortization of intangibles	257	196	61	31.1%	0.6%	0.5%
Restructuring charge	—	1,281	(1,281)	-100.0%	0.0%	3.1%
Impairment loss	3,547	—	3,547	—	8.2%	0.0%
Operating loss	(20,165)	(9,377)	(10,788)	115.0%	-46.5%	-22.4%

Total other income	(408)	18	(426)	-2366.7%	-0.9%	0.0%

Loss from continuing operations	(20,573)	(9,359)	(11,214)	119.8%	-47.4%	-22.3%

Loss from operation of discontinued business	(11,239)	(9,574)	(1,665)	0.0%	-25.9%	-22.8%

Net Loss	$(31,812)	$(18,933)	$(12,879)	68.0%	-73.3%	-45.2%

Adjusted EBITDA	$(13,013)	$(4,580)	$(8,433)	184.1%	-30.0%	-10.9%

Basic and Diluted Loss Per Common Share From
Continuing operations	$(0.84)	$(0.39)
Discontinued operations	$(0.46)	$(0.40)
Weighted Average Common Shares
Outstanding	24,636	23,824

A summary of the consolidated results of operation for the nine months ended September 30, 2012 and 2011 (restated) is as follows:

	Nine Months Ended
	September 30,
		2011	Change
	2012	Restated	$	%

Revenue	$65,673	$73,049	$(7,376)	-10.1%
Cost of sales	53,784	60,536	(6,752)	-11.2%
Gross profit	11,889	12,513	(624)	-5.0%

Selling, general and administrative expenses	26,614	20,274	6,340	31.3%
Amortization of intangibles	545	460	85	18.5%
Restructuring charge	—	1,281	(1,281)	100.0%
Operating loss	(15,270)	(9,502)	(5,768)	60.7%

Other (expense) income	(177)	60	(237)	-395.0%
Net loss	$(15,447)	$(9,442)	$(6,005)	63.6%

Reconciliation of Non-GAAP Financial Measures and Regulation G Disclosure

We report our financial results in accordance with generally accepted accounting principles (“GAAP”). However, we believe that certain non-GAAP financial measures that we use to manage the company’s business fall within the meaning of Regulation G (Disclosure of Non-GAAP Financial Measures) by the Securities and Exchange Commission.  We have included these non-GAAP measures in the press release because we believe they may provide readers with additional meaningful comparisons to prior reported results.

A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measure is as follows (in thousands):

	Twelve Months Ended
	Decmber 31
		2011
	2012	(Restated)

Net Income (Loss)	(31,812)	(18,933)

Interest expense, net	408	(18)
Depreciation and amortization	1,821	1,325

EBITDA	(29,583)	(17,626)

Share based compensation	1,784	2,191
Restructuring charge (1)	—	1,281
Impairment loss	3,547	—
Loss from operation of discontinued business	11,239	9,574

Adjusted EBITDA	$(13,013)	$(4,580)

(1) Excludes share-based compensation expense

About Lime Energy Co.

Lime Energy is building a new energy future.  As a leading national provider of energy efficiency for small business customers, Lime designs and implements direct install programs for our utility clients which have consistently exceeded program savings goals.  Our award-winning, integrated services programs provide utilities with reliable energy efficiency resources while delivering the highest levels of customer satisfaction.  This next generation approach is helping utilities across the country to go deeper and broader with the cheapest, cleanest and fastest energy resource that we have — energy efficiency.

Conference Call Information

The company will hold a conference call with investors on Wednesday, July 31st at 4:30 pm ET to discuss these results.

Investors can access the call by dialing toll free 1-877-703-6108 and entering passcode 20634288. International callers can dial 1-857-244-7307 and use the same passcode.

The call will be available for replay immediately following completion of the call through October 31, 2013 by dialing toll free 1-888-286-8010 or 1-617-801-6888.  The replay will require use of passcode 86679689.  Copies of the scripts from the call will also be posted to the Investor Relations section of Lime website following the call.

The call can also be accessed through Lime Energy’s Investor Relations section of its website at http://www.lime-energy.com. This call is being webcast by Thomson/CCBN and is being distributed through the Thomson StreetEvents Network to both institutional and individual investors. Individual investors can listen to the call at http://www.fulldisclosure.com, Thomson/CCBN’s individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson’s password-protected event management site, StreetEvents (http://www.streetevents.com).

Lime Energy Investor Relations

Ashley Conger

(704)892-4442

aconger@lime-energy.com

FORWARD-LOOKING STATEMENTS

This news release includes forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 including statements that reflect Lime Energy’s current expectations about its future results, performance, prospects and opportunities. Lime Energy has tried to identify these forward-looking statements by using words and phrases such as “may,” “expects,” “anticipates,” “believes,” “intends,” “estimates,” “plan,” “should,” “typical,” “preliminary,” “hope,” or similar expressions. These forward-looking statements are based on information currently available to Lime Energy and are subject to a number of risks, uncertainties and other factors that could cause Lime Energy’s actual results, performance, prospects or opportunities in the remainder of 2013 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These risks and uncertainties are described in Lime Energy’s most recent Annual Report on Form 10-K or as may be described from time to time in Lime Energy’s subsequent SEC filings; such factors are incorporated herein by reference.

Additional Information

A full analysis of the results for the twelve-month period are available in the Company’s Form 10-K for the period ended December 31, 2012, and the Company’s Form 10-Q contains a full analysis of the three-month periods ended March 31, 2011 and 2012, the six-month period ended June 30, 2011 and 2012, and the nine-month period ended September 30, 2011 and 2012.  Both documents will be made available on the Company’s website at www.lime-energy.com and on EDGAR.